Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 33-16494 of Oppenheimer Champion Income Fund of our report dated October 21, 1997, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
January 13, 1998